Exhibit 10.1

CREDIT AGREEMENT

Dated as of January 6, 2006

among

THE ROWE COMPANIES,

ROWE FURNITURE, INC., and

STOREHOUSE, INC.,

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Lender

and

GE CAPITAL MARKETS, INC.

as Lead Arranger

Page
INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections — Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses
Annex J (from Annex A - Commitments definition)		Commitments as of Closing Date

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)	-	Form of Tranche B Note
Exhibit 1.1(c)(ii)	-	Form of Swing Line Note
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 4.1(b)	-	Form of Borrowing Base Certificate
Exhibit 9.1(a)	-	Form of Assignment Agreement
Exhibit B-1	-	Application for Standby Letter of Credit
Exhibit B-2	-	Application for Documentary Letter of Credit

i

(continued)

(continued)

(continued)

(continued)

v

EXECUTION VERSION

This CREDIT AGREEMENT (this “Agreement”), dated as of January 6, 2006 among THE ROWE COMPANIES, a Nevada corporation (“Rowe Companies”), Rowe Furniture, Inc., a Virginia corporation (“Rowe Furniture”) and Storehouse, Inc., a Georgia corporation (“Storehouse”) (Rowe Companies, Rowe Furniture and Storehouse are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders; GE CAPITAL MARKETS, INC. (“GECMG”), as Lead Arranger and Bookrunner; and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, Borrowers have requested that Lenders extend revolving and term credit facilities to Borrowers of up to Fifty-Seven Million Dollars ($57,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property (other than the Stock of their respective Subsidiaries); and

WHEREAS, each of Rowe Properties, Inc., a California corporation (“Rowe Properties”) and Rowe Diversified, Inc., a Delaware corporation (“Rowe Diversified”) is willing to guarantee all of the Obligations of Borrowers to Agent and Lenders under the Loan Documents and to secure such Obligations pursuant to the Collateral Documents; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1. Credit Facilities.

(a) Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time; and provided further that, prior to the Borrowers’ satisfaction of the covenants contained in Section 5.14, the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, after giving effect to such Revolving Credit Advance, shall not exceed $45,000,000. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the Borrowers to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 12 noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 12 noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If the Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

(ii) Except as provided in Section 1.12, the Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the joint and several obligation of the Borrowers to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all outstanding Revolving Credit Advances to the Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s, Swing Line Lender’s or Revolving Lenders’ right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers’ failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date. Except as otherwise provided in Section 1.11(b), (1) the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time, (2) no Overadvance shall remain outstanding for more than ninety (90) consecutive days, (3) no more than two (2) Overadvances shall be made in any 180 day period, (4) no Overadvance shall cause the aggregate Revolving Loan to exceed the Maximum Amount, and (5) any Overadvance may be revoked prospectively by a written notice to Agent signed by the Requisite Lenders.

(b) Tranche B Loan.

(i) Subject to the terms and conditions hereof, each Tranche B Lender agrees to make a term loan (collectively, the “Tranche B Loan”) on the Closing Date to the Borrowers in the amount of the Tranche B Lender’s Tranche B Loan Commitment. The obligations of each Tranche B Lender hereunder shall be several and not joint. Each such Tranche B Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b) (each a “Tranche B Note” and collectively the “Tranche B Notes”), and, except as provided in Section 1.12, all of the Borrowers shall jointly execute and deliver the Tranche B Note to the applicable Tranche B Lender. Each Tranche B Note shall represent the joint and several obligation of the Borrowers to pay the applicable Tranche B Lender’s Tranche B Loan Commitment, together with interest thereon as prescribed in Section 1.5.

(ii) The aggregate outstanding principal balance of the Tranche B Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Tranche B Loan may be reborrowed.

(iii) Each payment of principal with respect to the Tranche B Loan shall be paid to Agent for the ratable benefit of each Tranche B Lender making a Tranche B Loan, ratably in proportion to each such Tranche B Lender’s respective Tranche B Loan Commitment.

(iv) At any time during any Buyout Exercise Period, the Tranche B Lenders may (but shall not be obligated to) give notice to the Agent (the “Buyout Acceptance Notice”) of their intent to cause the assignment to the Tranche B Lenders, or their designee, by the Revolving Lenders, of all right, title and interest in, to, arising under or in respect of all Obligations of the Revolving Lenders. Such assignments shall be effected on the Business Day which is not more than three (3) Business Days following the delivery of the Buyout Acceptance Notice to the Tranche B Lender by the execution, by the Revolving Lenders, of an Assignment Agreement in exchange for the payment, in immediately available funds, of the amount of all of the Obligations in respect of the Revolving Loans (as of the date on which such assignment is made) including, without limitation, principal, accrued interest, cash collateral in an amount equal to 105% of the aggregate undrawn face amount of any issued and outstanding Letter of Credit, accrued Fees (other than the Fee relating to the Revolving Loans required to be paid pursuant to Section 1.9(c)) which shall be subject to the last sentence of this Section 1.1(b)(iv)), expenses and other amounts payable to the Revolving Lenders in respect of the Revolving Loans hereunder. The Tranche B Lenders’ buyout right under this Section 1.1(b)(iv) may only be exercised completely with respect to all of the Obligations of the Revolving Lenders. If the Tranche B Lenders do not deliver a Buyout Acceptance Notice within the Buyout Exercise Period, then the buyout right of the Tranche B Lenders hereunder shall expire and be of no force and effect. The grant of the option to purchase hereunder shall not operate to restrict any Revolving Lender from assigning or otherwise transferring any or all of the Commitments or Obligations owing to such Revolving Lender or any of such Revolving Lender’s rights or interests under the Loan Documents. Following the Tranche B Lenders’ exercise of the buyout right under this Section 1.1(b)(iv) in the event a Fee relating to the Revolving Loans required to be paid pursuant to Section 1.9(c) shall be payable within the twelve (12) month period immediately following the date of delivery of a Buyout Trigger Notice, the Tranche B Lenders shall (i) not waive or alter the provisions of Section 1.9(c) in a manner that would reduce the amount of such Fee payable with respect to the permanent reduction or termination of the Revolving Loan Commitment and (ii) after repayment of the Obligations in respect of the Revolving Credit Advances and Letter of Credit Obligations and the Tranche B Loan, upon receipt of any such Fee with respect to the permanent reduction or termination of the Revolving Loan Commitment, pay such amounts to the Agent for the accounts of the Revolving Lenders in accordance with each Revolving Lender’s Pro Rata Share as of the date of exercise of the buyout right under this Section 1.1(b)(iv).

(c) Swing Line Facility.

(i) Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance for an Index Rate Loan. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the Borrowers in accordance with Section 1.1(a). Any such notice must be given no later than 12 noon (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii) The Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the “Swing Line Note”). The Swing Line Note shall represent the joint and several obligation of the Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all outstanding Swing Line Advances together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of the Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to the Borrowers (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the Borrowers’ Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the Borrowers.

(iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to the Borrowers in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(d) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Rowe Companies as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.2. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the Borrowers, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

1.3. Prepayments.

(a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrowers may at any time on at least five (5) Business Days’ prior written notice by Borrower Representative to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (i) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (ii) the Revolving Loan Commitment shall not be reduced to an amount less than $40,000,000 and (iii) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i). Borrowers may at any time on at least five (5) Business Days’ prior written notice by Borrower Representative to Agent voluntarily prepay all or part of the Tranche B Loan; provided that (i) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount and (ii) unless the Revolving Lenders have been paid in full and the Revolving Loan Commitment as to all Revolving Lenders has been terminated, the Borrower may not voluntary prepay all or a part of the Tranche B Loan if (A) a Default or an Event of Default shall have occurred and be continuing or (B) after giving pro forma effect to any such proposed prepayment of the Tranche B Loan, the Borrowers would have Borrowing Availability in an amount of less than $15,000,000. In addition, Borrowers may at any time on at least ten (10) days’ prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by

Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied. subject to the terms hereof.

(b) Mandatory Prepayments.

(i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

(ii) Immediately upon receipt by any Credit Party of any cash proceeds of any asset disposition, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to mandatory prepayment under this clause (ii): (1) proceeds of sales of Inventory in the ordinary course of business; (2) asset disposition proceeds of less than $250,000 in the aggregate in any Fiscal Year and (3) asset disposition proceeds that are reinvested in Equipment, Fixtures or Real Estate within one hundred and eighty (180) days following receipt thereof; provided that Borrower notifies Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

(iii) If any Credit Party issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to prepayment under this clause (iii): (1) proceeds of Stock issuances to employees of Rowe Companies and its Subsidiaries, and (2) proceeds of Stock issuances to Persons that hold Stock of Rowe Companies in an amount less than $500,000 in the aggregate.

(iv) Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c) shall be applied in accordance with Section 1.3(c).

(c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Sections 1.3(b)(ii), (iii) or (iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fourth, to interest then due and payable on Revolving Credit Advances; fifth, to the principal balance of Revolving Credit Advances outstanding until the same has been paid in full; sixth, to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in Annex B until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; seventh, to interest then due and payable on the Tranche B Loan; eighth, to prepay the principal outstanding on the Tranche B Loan, until the Tranche B Loan shall have been prepaid in full. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

(d) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4. Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any Related Transaction expenses), and for the financing of Borrowers’ ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5. Interest and Applicable Margins.

(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to the Tranche B Loan, the Index Rate plus the Applicable Tranche B Loan Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Tranche B LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

As of the Closing Date:

Applicable Revolver Index Margin	0.25%
Applicable Revolver LIBOR Margin	1.75%
Applicable Tranche B Loan Index Margin	4.00%
Applicable Tranche B Loan LIBOR Margin	5.50%
Applicable Standby L/C Margin	1.75%
Applicable Documentary L/C Margin	1.50%
Applicable Unused Line Fee Margin	0.375%

Notwithstanding the foregoing the Applicable Unused Line Fee Margin shall be 0.25% at all times on and after June 30, 2006.

The Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Standby L/C Margin and the Applicable Documentary L/C Margin shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrowers’ daily average Borrowing Availability during the immediately preceding calendar quarter; provided, however that prior to June 30, 2006, such Applicable Margins shall be calculated by reference to Level IV set forth in the grid below for such Applicable Margin. Adjustments in Applicable Margins shall be determined by reference to the following grids:

If average Borrowing Availability is:	Level of Applicable Margins:
< $5,000,000	Level I
< $10,000,000 but > $5,000,000	Level II
< $15,000,000 but > $10,000,000	Level III
> $15,000,000	Level IV

	Applicable Margins:
	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	1.00%	0.75%	0.50%	0.25%
Applicable Revolver LIBOR Margin	2.50%	2.25%	2.00%	1.75%
Applicable Standby L/C Margin	2.50%	2.25%	2.00%	1.75%
Applicable Documentary L/C Margin	2.25%	2.00%	1.75%	1.50%

All adjustments in the Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable Standby L/C Margin and Applicable Documentary L/C Margin shall be implemented quarterly on a prospective basis, for each calendar quarter commencing on the first day of each calendar quarter based on the daily average amount of Borrowing Availability during the immediately preceding calendar quarter. Within five (5) Business Days after the end of each calendar quarter, Borrower Representative shall deliver to Agent and Lenders a certificate (the “Borrowing Availability Certificate”) signed by its Vice President-Treasury Management which shall include a calculation of the daily average amount of Borrowing Availability during the prior calendar quarter and, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable Standby L/C Margin and Applicable Documentary Margin. Notwithstanding the foregoing, in the event that Borrowers and their Subsidiaries shall have on a consolidated basis, determined as of the end of the most recently ended Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.1:1.0, then (x) in the event that the Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable Standby L/C Margin and Applicable Documentary L/C Margin would (based on a calculation of Borrowing Availability) be set at Level II in the foregoing grid, such Applicable Margins shall, commencing with the Business Day following delivery of the Compliance Certificate evidencing such Fixed Charge Coverage Ratio, be set at Level III of the foregoing grid and (y) in then event that the Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable Standby L/C Margin and Applicable Documentary L/C Margin would (based on a calculation of Borrowing Availability) be set at Level III in the foregoing grid, such Applicable Margins shall, commencing on the first Business Day following delivery of the Compliance Certificate evidencing such Fixed Charge Coverage Ratio, be set at Level IV of the foregoing grid. Failure to timely deliver such Borrowing Availability Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable Standby L/C Margin and Applicable Documentary L/C Margin to Level I set forth in the foregoing grid, until the first day of the first calendar quarter following the delivery of such Borrowing Availability Certificate demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Revolver Index Margin, Applicable Revolver LIBOR

Margin, Applicable Standby L/C Margin and Applicable Documentary L/C Margin is to be implemented, that reduction shall be deferred until the first day of the first calendar quarter following the date on which such Event of Default is waived or cured.

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

(d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders or the Requisite Tranche B Lenders in accordance with Section 8.2(a)) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2.00%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders elect to impose a smaller increase (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations; provided that only the Requisite Tranche B Lenders may elect to impose a smaller increase with respect to the Default Rate as it applies to the Tranche B Loans and any Fees owing to the Tranche B Lenders. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan upon payment of an administrative fee of $250 to the Agent and subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 12 noon (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 12 noon (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).

(f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6. Eligible Accounts. All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Agent after the Closing Date subject to the approval of all Revolving Lenders and the Requisite Tranche B Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available than available on the Closing Date; provided that, unless a Default or an Event of Default shall have occurred and be continuing, no adjustments, new criteria or changes in advance rates which have the effect of making less credit available shall be made absent a Material Adverse Effect. Eligible Accounts shall not include any Account of any Borrower:

(a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b) (i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c) to the extent that any defense, counterclaim, chargebacks, setoff or dispute is asserted as to such Account;

(d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f) that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i) that is the obligation of an Account Debtor located outside the United States of America, other than Puerto Rico or Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

(j) Accounts subject to contra-accounts or to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

(n) as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o) breaches any of the representations or warranties in the Loan Documents pertaining to Accounts;

(p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed ten percent (10%) of all Eligible Accounts;

(r) that is an obligation of an Account Debtor that is a credit card issuer; or

(s) that is payable in any currency other than Dollars.

1.7. Eligible Inventory. All of the Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment reflecting changes in the salability or realization values of Inventory arising or discovered by Agent after the Closing Date, subject to the approval of all Revolving Lenders and the Requisite Term B Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available than available on the Closing Date; provided that, unless a Default or an Event of Default shall have occurred and be continuing, no adjustments, new criteria or changes in advance rates which have the effect of making less credit available shall be made absent a Material Adverse Effect (it being understood that a change of the calculation of the net orderly liquidation value (or the component percentages thereof) of any Inventory based on appraisals obtained by the Agent pursuant to the terms hereof shall not constitute a change in the advance rates). Eligible Inventory shall not include any Inventory of any Borrower that:

(a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

(b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established (if required by the Agent in its discretion) with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any location if the aggregate book value of Inventory at any such location is less than $100,000;

(c) is placed on consignment or is in transit, other than Inventory in transit (i) that is fully insured against loss with Agent named as loss payee, (ii) as to which a Reserve has been established by the Agent (if required by the Agent in its discretion) to reflect any customs, freight and duty charges and (iii) which has been fully paid for;

(d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e) is obsolete, slow moving (in excess of one year’s supply), unsalable, shopworn, seconds, damaged or unfit for sale;

(f) consists of display items or packing or shipping materials, manufacturing supplies or replacement parts;

(g) consists of goods which have been returned by the buyer;

(h) is not of a type held for sale in the ordinary course of such Borrower’s business;

(i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances as set forth in clause (e) of the definition thereof (subject to reserves satisfactory to Agent);

(j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(k) consists of any costs associated with “freight-in” charges, except “freight-in” charges that are directly capitalized to a specific product and are included in the cost of Inventory in the most recent appraisal of Inventory obtained by the Agent pursuant to the terms hereof;

(l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m) is not covered by casualty insurance reasonably acceptable to Agent; or

(n) is subject to any patent or trademark license requiring the payment of royalties or fees (except with respect to royalties or fees related to (i) Inventory sold under the “Jonathan Adler” name and (ii) marks and Inventory subject to license agreements among Credit Parties so long as, in each case, such royalties and fees are subordinated to the payment of the Obligations pursuant to terms and conditions satisfactory to the Agent and do not interfere with the Agent’s ability to sell such Inventory) or requiring the consent of the licensor for a sale thereof by Agent (unless such consent has been obtained in form and substance satisfactory to the Agent),

1.8. Cash Management Systems. On or prior to the Closing Date, Credit Parties will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.9. Fees.

(a) Borrowers shall pay to GE Capital the Fees specified in the Fee Letter.

(b) As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the earliest of the Commitment Termination Date and the Termination Date and on the Commitment Termination Date or the Termination Date, whichever shall first occur, a Fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

(c) If Borrowers pay after acceleration or prepay all or any portion of the Tranche B Loan or prepay the Revolving Loan and reduce or terminate the Revolving Loan Commitment at any time on or prior to the second anniversary of the Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated prior to the second anniversary of the Closing Date, Borrowers shall pay to Agent, for the benefit of the applicable Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Tranche B Loan paid after acceleration or prepaid, and (ii) the amount of the reduction of the Revolving Loan Commitment. As used herein, the term “Applicable Percentage” shall mean (x) 0.50%, in the case of a prepayment on or prior to the first anniversary of the Closing Date and (y) 0.25%, in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b)(i), (ii), (iii) or (iv) or 1.16(c); provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) and 1.3(b)(iii), the transaction giving rise to the applicable prepayment is not prohibited under Section 6.

(d) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.10. Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.11. Application and Allocation of Payments.

(a) (i) So long as no Event of Default has occurred and is continuing, (A) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, the Revolving Loan; (B) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (C) mandatory prepayments shall be applied as set forth in Sections 1.3(b) and 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share of such Loan.

(ii) As to any other payment not specified in clause (i) above, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower and all payments shall be applied to amounts then due and payable in the following order: (1) to Fees of the Agent and Agent’s expenses reimbursable hereunder; (2) to interest, including Post-Petition Interest, on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loans and any Fees accruing or relating to the Revolving Loans (other than the Fee relating to the Revolving Loans required to be paid pursuant to Section 1.9(c)), ratably in proportion to the interest or fees accrued as to each Revolving Loan (including Post-Petition Interest); (5) to principal payments on the Revolving Loans (other than Letter of Credit Obligations not then due and payable) and outstanding Letter of Credit Obligations then due and payable, ratably to the aggregate, combined principal balance of the Revolving Loans and outstanding Letter of Credit Obligations and, with respect to any amounts remaining after such application, to provide cash collateral for Letter of Credit Obligations not then due and payable in the manner described in clause (c) of Annex B; (6) to interest on the Tranche B Loan (including Post-Petition Interest) and any Fees accruing or relating to the Tranche B Loan (other than the Fee required to be paid pursuant to Section 1.9(c) relating to the Tranche B Loan), ratably in proportion to the interest or Fees accrued as to the Tranche B Loan; (7) to principal payments on the Tranche B Loan ratably on the aggregate balance of the Tranche B Loan; (8) to all other Obligations relating to the Revolving Loans, including expenses of the Lenders (other than the Fee required to be paid pursuant to Section 1.9(c) relating to the Revolving Loans); (9) to all other Obligations relating to the Tranche B Loan, including expenses of the Tranche B Lenders (other than the Fee required to be paid pursuant to Section 1.9(c) relating to the Tranche B Loan); (10) to Obligations to the extent that they relate to cash management or similar services; (11) to the Fee required to be paid pursuant to Section 1.9(c) with respect to the Revolving Loans; (12) to the Fee required to be paid pursuant to Section 1.9(c) with respect to the Tranche B Loan; and (13) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

(b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12. Loan Account and Accounting. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances and the Tranche B Loan, all payments made by

Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to the Borrowers for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Any failure by the Borrower’s Representative to make an objection shall not prejudice its right to make a subsequent objection relating to a previous error. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.13. Indemnity.

(a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. NOTHING HEREIN IS INTENDED TO PROVIDE

INDEMNIFICATION TO AGENT OR ANY LENDER FOR ANY BREACH OF ITS OBLIGATIONS, DUTIES OR RESPONSIBILITIES UNDER THE LOAN DOCUMENTS CONSTITUTING BAD FAITH OR GROSS NEGLIGENCE.

(b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14. Access. Each Credit Party that is a party hereto shall, during its normal business hours, from time to time upon two (2) Business Days’ prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory, Real Estate and other Collateral of any Credit Party. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel reasonably promptly originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

1.15. Taxes.

(a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(c) Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

1.16. Capital Adequacy; Increased Costs; Illegality.

(a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of the Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

(d) Within sixty (60) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), or notice that it cannot continue to fund or maintain any LIBOR Loans as provided in Section 1.16(c), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender for an Affected Lender who would be entitled to additional amounts or increased costs if such Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers’ notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

1.17. Single Loan. All Loans to the Borrowers and all of the other Obligations of the Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrowers secured, until the Termination Date, by all of the Collateral.

2. CONDITIONS PRECEDENT

2.1. Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

(a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Tranche B Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of any Prior Lender shall be terminated by such Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by any Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and such Prior Lender.

(c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d) Opening Availability. The Eligible Accounts, Eligible Inventory, Eligible Real Estate and Eligible Life Insurance Policies supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to the Borrowers, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently (which, for the purposes hereof, shall include up to $1,000,000 of such payables that are not more than 5 days past due), and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales or deterioration of working capital) of at least $14,700,000.

(e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

(g) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of the Collateral audit, with results reasonably satisfactory to Agent.

(h) Consummation of Related Transactions. Agent shall have received final and complete copies of each of the other Related Transactions Documents, each of which shall be in full force and effect in form and substance reasonably satisfactory to Agent. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and (ii) (A) with respect to Revolving Loans, Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect or (B) with respect to the Tranche B Loan, Agent or Requisite Tranche B Lenders have determined not to convert or continue any Loan as LIBOR Loan as a result of the fact that such warranty or representation is untrue or incorrect;

(b) (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and (ii) (A) with respect to Revolving Loans, Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default or (B) with respect to the Tranche B Loan, Agent or Requisite Tranche B Lenders shall have determined not to convert or continue any Loan as a LIBOR Loan as a result of that Default or Event of Default; or

(c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan,

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that none of the conditions described in clauses (a)(i), (b)(i) or (c) of this Section 2.2 exist and are continuing and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1. Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under leases and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2. Executive Offices, Collateral Locations, FEIN. As of the Closing Date, each Credit Party’s name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Closing Date and each Credit Party has only one state of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Rowe Companies and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i) The audited consolidated and unaudited consolidating balance sheets at November 30, 2003 and November 28, 2004 and the related statements of income and cash flows of Rowe Companies and its Subsidiaries for the Fiscal Years then ended, certified by BDO Seidman, LLP.

(ii) The unaudited consolidated and consolidating balance sheet(s) at August 28, 2005 and the related statement(s) of income and cash flows of Rowe Companies and its Subsidiaries for the three (3) Fiscal Quarters then ended.

(b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Rowe Companies giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated August 28, 2005, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

(c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Rowe Companies on a basis consistent with its historical financial statements, and reflect projections (a) for the period beginning on November 28, 2005 through December 3, 2006, on a quarterly basis, and (b) for the next two years thereafter, on an annual basis, in each case, including future payments when due of known contingent liabilities. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.

3.5. Material Adverse Effect. Between August 28, 2005 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since August 28, 2005 no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6. Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7. Labor Matters. Except as set forth on Disclosure Schedule 3.7, as of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (other than Rowe Companies) is owned by a Credit Party and in the amounts set forth in Disclosure Schedule (3.8). Except for outstanding options to purchase Stock of Rowe Companies previously awarded to employees and directors, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9. Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission applicable to any Credit Party.

3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11. Taxes. All federal, state and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $100,000 in the aggregate. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as described in Disclosure Schedule (3.11), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.12. ERISA.

(a) Disclosure Schedule (3.12) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title

IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14. Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

3.17. Environmental Matters.

(a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities of the Credit Parties that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its owned Real Estate or, to its knowledge, any leased Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required to be obtained be them by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

(b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21. Customer and Trade Relations. Except as set forth in Disclosure Schedule (3.21), as of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

3.22. Bonding; Licenses. Except as set forth on Disclosure Schedule 3.22, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or binding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.23. Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

4. FINANCIAL STATEMENTS AND INFORMATION

4.1. Reports and Notices.

(a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including BDO Seidman, LLP, and authorizes and shall instruct those accountants and advisors to communicate to Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5. AFFIRMATIVE COVENANTS

Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1). Nothing herein shall preclude a Credit Party from merging into another Credit Party or a Borrower from acquiring all or substantially all of the assets from another Credit Party, in each case, to the extent permitted under Section 6.1.

5.2. Payment of Charges.

(a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $200,000.

(b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4. Insurance; Damage to or Destruction of Collateral.

(a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable; provided that, so long as the Credit Parties immediately certify that they have obtained and continue to maintain such policies of insurance, the Agent shall not obtain such policies unless the Credit Parties have failed to provide the Agent with satisfactory evidence of such insurance within three (3) Business Days after written request to the Credit Parties. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b) Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lenders’ interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “all risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies (excluding policies covering directors and officers insurance and insurance covering employee claims) naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “all risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “all risk” policies of insurance and for making all determinations and decisions with respect to such “all risk” policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent shall apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent shall apply such insurance proceeds to the Obligations in accordance with Section 1.3(c). All insurance proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of the Borrowers (which application shall not result in a permanent reduction of the Revolving Loan Commitment). All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Borrower or Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such Borrower or Credit Party in the amount requested to be released and (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c).

(d) The Credit Parties will pay all premiums when due on the Life Insurance Policies and properly notify the Agent in writing of the death of any individual covered by the Life Insurance Policies. In the event of the death of such individual, regardless of whether an Event of Default shall have occurred and be continuing, each Credit Party agrees that the Agent may, upon three Business Days prior written notice to the Borrower Representative, apply the proceeds of the Life Insurance Policies as a mandatory prepayment of the amounts payable hereunder and the other Loan Documents in such order of priority as is contemplated in Section 1.11(a)(ii).

5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6. Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate in all material respects; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9. Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located (except Storehouse retail locations), which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, other than Storehouse retail locations, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower’s Eligible Inventory at that location shall, in Agent’s discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party, other than Storehouse retail locations, and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent’s discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

5.10. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.11. Additional Subsidiaries. Each Credit Party shall notify the Agent at the time that any Person becomes a Subsidiary of such Credit Party, and promptly thereafter (and in any event within thirty (30) days), cause such Person to (a) become a Guarantor by executing and delivering to the Agent a Guaranty or such other document as the Agent shall deem appropriate for such purpose, (b) deliver to the Agent all corporate or similar documents and certificates, all in form, content and scope reasonably satisfactory to the Agent, (c) deliver all favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Agent, and (d) take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Lenders and the Agent, on a perfected, first-priority basis, a Lien on all of its assets as collateral security for such Guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent.

5.12. Environmental Reports and Surveys. (a) Within thirty (30) days of the Closing Date, the Credit Parties shall deliver to the Agent Phase II Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 (or the current ASTM standard for Phase II environmental site assessment reports), and applicable state requirements, on all of the Real Estate listed on Schedule B-2(i), prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Agent, in its sole discretion, (b) within sixty (60) days of the Closing Date, the Credit Parties shall deliver to the Agent (i) Phase II Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 (or the current ASTM standard for Phase II environmental site assessment reports), and applicable state requirements, on all of the Real Estate listed on Schedule B-2(ii) hereto, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Agent, in its sole discretion and (ii) an updated survey for the property located at 2700 Central Avenue, Poplar Bluff, MO, indicating no encroachments and otherwise in form and substance satisfactory to the Agent. The Credit Parties shall implement all reasonable remediation recommendations set forth in such Phase II environmental site assessment reports within fifteen (15) days of receipt of such reports (unless otherwise waived by the Agent in its sole discretion) and shall complete such remediation within sixty (60) days of receipt of such reports; provided that such remediation with respect to the Real Estate listed on Schedule B-2(i) shall be completed within thirty (30) days of such reports.

5.13. Life Insurance Policy Acknowledgements. The assignments of the Life Insurance Policies shall be delivered to the insurer thereof within one (1) Business Day of the Closing Date. Within thirty (30) days of the Closing Date, the Credit Parties shall deliver to Agent, or cause to be delivered to Agent, acknowledgments of each such assignment, acknowledged, in writing, by the applicable insurer.

5.14. Cash Equity Contribution. The Agent shall have received satisfactory evidence that on or prior to February 10, 2006, the Borrowers shall have received (a) net cash proceeds from an equity investment of not less than $9,500,000 and (b) a commitment for an additional equity investment in an amount that will result in the Borrowers’ receipt of net cash proceeds of not less than $2,000,000, in each case, on terms and conditions reasonably satisfactory to the Agent.

6. NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1. Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form any Subsidiary without complying with the provisions of Section 5.11, (b) or acquire any Subsidiary, or (c) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Credit Party may merge with another Credit Party and any Borrower may acquire all or substantially all of the assets or Stock of another Credit Party, provided that (i) Borrower Representative shall be the survivor of any such merger to which it is a party and (ii) when any Credit Party is merging with a Borrower, the Borrower shall be the continuing and surviving Person.

6.2. Investments; Loans and Advances. Except as permitted under Sections 6.3 or 6.4, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business consistent with past priorities; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, and (d) other investments not exceeding (for all Credit Parties) $100,000 in the aggregate at any time outstanding.

6.3. Indebtedness.

(a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests with respect to Equipment and Fixtures and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified; and (v) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided, that: (A) at the time any such intercompany loan or advance is made by any Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent and (B) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

(b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled due date, other than (i) subject to the terms hereof, the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (iv) other Indebtedness not in excess (for all Credit Parties) of $250,000.

6.4. Employee Loans and Affiliate Transactions.

(a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party and (ii) the transactions described in Disclosure Schedule (6.4(a)). In addition, if any such transaction or series of related transactions involves payments in excess of $750,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders.

(b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum (for all Credit Parties) of $250,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding.

(c) No Credit Party shall increase the direct or indirect aggregate compensation (excluding stock options) of the ten most highly compensated employees of the Credit Parties, taken as a whole, by more than 100% per annum in excess of the current compensation level for those employees, expressed as an aggregate dollar amount and set forth in Disclosure Schedule (6.4(c)).

6.5. Capital Structure and Business. If all or part of a Credit Party’s Stock is pledged to Agent, that Credit Party shall not issue additional Stock. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) other Liens securing Indebtedness not exceeding (for all Credit Parties) $250,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts, Inventory, Real Estate, Life Insurance Policies or the Stock of any Subsidiary of a Credit Party. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding $250,000 in the aggregate in any Fiscal Year; (c) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding (for all Credit Parties) $250,000 in the aggregate in any Fiscal Year; (d) the sale or other disposition of assets by a Credit Party to a Borrower; and (e) so long as no Event of Default has occurred and is continuing, sales by Storehouse of its private label credit card receivables pursuant to the Private Label Credit Card Arrangements.

6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess (for all Credit Parties) of $250,000 in the aggregate.

6.10. Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect and Releases existing on the Closing Date and disclosed on Disclosure Schedule 3.17 so long has the Credit Parties implement all remediation measures required pursuant to the terms hereof.

6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.13. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of intercompany loans and advances made in accordance with Section 6.3; (e) required redemption of Stock under the Rowe Companies Employee Stock Ownership Plan in an aggregate amount not to exceed $100,000 in any Fiscal Year; (f) distributions made in the form of additional preferred stock or non-cash accruals on preferred stock; and (g) cash dividends and distributions made in connection with any preferred stock issued by any Borrower after the Closing Date in an aggregate amount in any Fiscal Year not to exceed (for all Credit Parties) the lesser of (i) an amount equal to 10% of the value of such preferred stock and (ii) $2,000,000; provided, that (x) no Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (g) above, and (y) Borrowers collectively shall have Borrowing Availability of at least $10,000,000 after giving effect to any Restricted Payment pursuant to clause (g) above.

6.14. Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year.

6.15. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

6.16. Real Estate Purchases. No Credit Party shall purchase a fee simple ownership interest in Real Estate with an aggregate purchase price in excess (for all Credit Parties) of $250,000.

6.17. Rowe Companies and Certain Subsidiaries. (a) Rowe Companies shall not engage in any trade or business, or own any assets (other than Stock of its Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and other Indebtedness permitted under this Agreement) and (b) none of Rowe Sylmar, Rowe Jessup, Rowe Salem nor Rowe Wood Products shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness.

6.18. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices.

6.19. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it provided any such transaction is consistent with Credit Parties’ hedging policies existing as of the Closing Date, and, provided that, no Credit Party shall change any of its hedging policies existing as of the Closing Date.

7. TERM

7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date or the Termination Date, whichever shall occur first, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date or the Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s or such Lenders’ demand for such reimbursement or payment of expenses (it being understood that a Lender may only demand such reimbursement or payment of expenses to the extent that such reimbursement or payment of expenses is owed to such Lender).

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) 5.12, 5.13, 5.14 or 6, or any of the provisions set forth in Annexes C or G, respectively.

(c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

(e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate) and (ii) errors understating the Borrowing Base), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

(i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l) Any Change of Control occurs.

(m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of Borrowers generating more than 20% of Borrowers’ consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

(n) Any Event of Default under and as defined in any Mortgage which would reasonably be expected to impair or adversely affect Agent’s ability to realize upon the Real Estate subject to such Mortgage shall occur and be continuing.

8.2. Remedies.

(a) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing, Agent may (and shall, (i) at the written request of Requisite Lenders, or (ii) following the Standstill Termination Date, at the written request of either the Requisite Lenders or the Requisite Tranche B Lenders) without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b) If any Event of Default has occurred and is continuing, (i) Agent may (and shall, at the written request of Requisite Lenders), without notice: (A) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations or (B) reduce the Revolving Loan Commitment from time to time; and (ii) Agent may (and shall, (x) at the written request of Requisite Lenders, or (y) following the Standstill Termination Date, at the written request of either the Requisite Lenders or the Requisite Tranche B Lenders), without notice: (A) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (B) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Requisite Lenders or, following the Standstill Termination Date, the Requisite Tranche B Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Collateral Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Requisite Lenders or, following the Standstill Termination Date if the Requisite Lenders have not already done so, the Requisite Tranche B Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions other than liabilities resulting from the Agent’s gross negligence or willful misconduct, provided that (i) the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction and (ii) the Tranche B Lenders shall have no right to instruct the Agent as to the exercise of any rights or remedies to the extent that the Agent is diligently exercising its rights and remedies at the direction of the Requisite Lenders.

8.4. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1. Assignment and Participations.

(a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee or any other Person of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent by the Borrower Representative shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank or a Person which otherwise then qualifies as a Qualified Assignee in respect of a warehousing, “repo” or similar arrangement, and any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank or such other Person shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document.

(b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender”. Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

(e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

9.2. Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Tranche B Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Tranche B Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Requisite Tranche B Lenders or all affected Lenders, as applicable.

Each Lender authorizes the Agent to release any Collateral, consent to any matter and to otherwise take any action, in each case, which is either permitted hereunder or which has been approved hereunder.

9.3. Agent’s Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4. GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7. Successor Agent. Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Revolving Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments.

(i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 12 noon (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b) Availability of Lender’s Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata

Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders” or “Requisite Revolving Lenders”) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent, the Requisite Lenders or the Requisite Tranche B Lenders, as applicable.

10. SUCCESSORS AND ASSIGNS

10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

11.2. Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Requisite Tranche B Lenders or all affected Lenders, as applicable. Except as otherwise set forth in this Agreement, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Inventory, Eligible Real Estate or Eligible Life Insurance Policies, that amend or modifies the definition of Customer Deposit Reserve or Tranche B Availability Reserve in a manner which would result in more credit being made available to the Borrowers, or that eliminates the Customer Deposit Reserve or the Tranche B Availability Reserve from the definition of Reserves, shall be effective unless the same shall be in writing and signed by Agent, all Revolving Lenders, the Requisite Tranche B Lenders and Borrowers. No amendment of any of the definitions of Standstill Period, Buyout Exercise Period or Buyout Trigger Notice shall be effective unless the same shall be in writing and signed by Agent, all Revolving Lenders, the Requisite Tranche B Lenders and Borrowers.

(c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; provided, however, that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate; provided that the consent of the Requisite Tranche B Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Fees at the Default Rate, in each case, solely as the Default Rate applies to the Tranche B Loan or Fees owing to the Tranche B Lenders; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) subject to the succeeding paragraph of this Section 11.2(c), release any Guaranty or, except as otherwise permitted herein or in the other

Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $2,500,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend Section 1.11; and (viii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders”, “Requisite Revolving Lenders” or “Requisite Tranche B Lenders” insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required herein to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

Notwithstanding anything contained in this Agreement (including, without limitation, this Section 11.2), only the consent of the Requisite Revolving Lenders shall be required to:

(i) consent to a sale of Collateral after the occurrence and during the continuance of an Event of Default and the release of the Agent’s Lien on the Collateral subject thereto (whether by the Agent, any Credit Party or any agent acting on their behalf), so long as the proceeds thereof are applied in accordance with Section 1.11(a) and, to the extent that any such proceeds are applied to the Revolving Loans, the Revolving Loan Commitment is reduced by the corresponding amount;

(ii) approve or consent to (A) the use of cash collateral in any Insolvency Proceeding involving a Credit Party, (B) the use, sale or lease of any Collateral by any Credit Party in any Insolvency Proceeding, (C) the incurrence by any Credit Party of any Indebtedness during any Insolvency Proceeding so long as the amount of such Indebtedness plus the aggregate principal outstanding amount of any prepetition Revolving Loans does not exceed the sum of the Borrowing Base at such time of incurrence plus $5,000,000 or (D) the release or subordination of the Agent’s Lien on any of the Collateral in connection with any of the foregoing;

(iii) waive any Default or Event of Default resulting from a failure of the Credit Parties to comply with the provisions of Annex E or Annex F hereto which continues for not more than ten (10) days;

(iv) amend or modify Annex B or Annex C hereto; or

(v) except for the Loans to be made on the Closing Date, waive any condition precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit.

(d) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i) requiring the consent of all affected Lenders, the consent of the Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), and (iii) below being referred to as a “Non-Consenting Lender”);

(ii) requiring the consent of the Requisite Lenders, the consent of Lenders holding 51% or more of the Commitments is obtained (or 51% of the aggregate outstanding principal amount of all Loans if the Commitments have been terminated), but the consent of the Requisite Lenders is not obtained;

(iii) requiring the consent of the Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the Revolving Loan Commitments is obtained (or 51% of the aggregate outstanding principal amount of all Revolving Loans if the Revolving Loan Commitments have been terminated), but the consent of the Requisite Revolving Lenders is not obtained; or

(iv) requiring the consent of Requisite Tranche B Lenders, the consent of Tranche B Lenders holding 51% or more of the aggregate Tranche B Commitments is obtained, but the consent of the Requisite Tranche B Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

In connection with any Proposed Change, any Non-Consenting Lender shall have the option upon written notice to the Agent to purchase from Consenting Lenders all of the Obligations owing to such Consenting Lenders (other than contingent indemnification and reimbursement obligations for which no claim has been made), which notice shall indicate which Non-Consenting Lenders will purchase Obligations (the “Purchasing Lenders”). Such notice from such Non-Consenting Lender to the Agent shall be irrevocable. On the date specified by the Non-Consenting Lender in such notice (which shall not be less than five (5) business days, nor more than ten (10) business days after the receipt by the Agent of the notice from the Non-Consenting Lender of its election to exercise such option), Consenting Lenders shall sell to the Purchasing Lenders, and the Purchasing Lenders shall purchase from the Consenting Lenders, Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made). Upon the date of such purchase and sale, the Purchasing Lenders shall (i) pay to Agent, on behalf of the Agent and Consenting Lender, as the purchase price therefor the full amount of all such Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any contingent indemnity obligations), (ii) furnish or cause to be furnished to Agent cash collateral, or back-to-back letters of credit in form and substance and from an issuer reasonably satisfactory to Agent, in an aggregate amount equal to 105% of the aggregate undrawn face amount of any issued and outstanding letters of credit provided by any Consenting Lender (or any issued and outstanding letters of credit that Agent has arranged to be provided by third parties pursuant to this Agreement) to any Borrower or any other Credit Party and, in any event, use commercially reasonable efforts to cause all such letters of credit to be canceled or otherwise terminated within thirty (30) days after the date specified by the Non-Consenting Lender in the notice referred to above (provided, however, that Agent shall continue to receive the fees and expenses set forth in clause (d) of Annex B in respect of such letters of credit for such thirty (30) day period), and (iii) agree to reimburse the Consenting Lenders by paying to Agent for the account of the Consenting Lenders on demand after the date of such purchase and sale an amount equal to any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in accordance with the terms of the Loan Documents, that were incurred (x) in such thirty (30) day period in connection with any commissions, fees, costs or expenses paid or incurred by any Consenting Lenders related to any issued and outstanding letters of credit as described above and (y) within one hundred (100) days after the date specified by the Non-Consenting Lender in the notice referred to above in connection with any checks or other payments provisionally credited to the Obligations sold by the Consenting Lenders, and/or as to which the Consenting Lenders have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent as Agent may designate in writing to the Purchasing Lenders for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Lenders to the bank account designated by Agent are received in such bank account prior to 1:00 p.m. (New York time). Such purchase shall be made pursuant to an Assignment Agreement. Upon consummation of such purchase, the Non-Consenting Lenders shall be deemed to have assumed all Commitments of such Consenting Lenders and such Consenting Lender shall no longer be obligated to extend credit hereunder to or for the benefit of Borrowers.

(e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3. Fees and Expenses. Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and with respect to clauses (d) and (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with:

(a) the negotiation, preparation and filing and/or recordation of the Loan Documents;

(b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct or such Person’s bad faith breach of its obligations, duties or responsibilities under any of the Loan Documents;

(d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4. No Waiver. Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5. Remedies. Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2)

years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10. Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Annex I, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment Agreement, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of Borrowers, Agent and Swing Line Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY

(RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFOR, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14. Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s name, product photographs, logo or trademark. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12. CROSS-GUARANTY

12.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower, which are then outstanding; and

(b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under

Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

12.7. Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

12.8. Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS

THE ROWE COMPANIES

By:	/s/ Gene S. Morphis
Name:	Gene S. Morphis
Title:	Chief Financial Officer, Secretary and Treasurer

ROWE FURNITURE, INC.

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Assistant Secretary

STOREHOUSE, INC.

By:	/s/ Gene S. Morphis
Name:	Gene S. Morphis
Title:	Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Michael S. Lustbader
Name:	Michael S. Lustbader
Title:	Duly Authorized Signatory

2

REVOLVING LENDERS

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Michael S. Lustbader
Name:	Michael S. Lustbader
Title:	Duly Authorized Signatory

3

TRANCHE B LENDERS

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Michael S. Lustbader
Name:	Michael S. Lustbader
Title:	Duly Authorized Signatory

4

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES

ROWE PROPERTIES, INC.

By:	/s/ Garry W. Angle
Name:	Garry W. Angle
Title:	Treasurer

ROWE DIVERSIFIED, INC.

By:	/s/ Gene S. Morphis
Name:	Gene S. Morphis
Title:	Treasurer

5

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Adjusted Borrowing Availability” means, at any time, the amount of Revolving Loans that the Borrower is permitted to borrower hereunder, after giving effect to any and all other Advances and Letter of Credit Obligations and after taking into account the covenant of the Borrower to maintain the Minimum Borrowing Availability Amount pursuant to clause (c) of Annex G hereto.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, in respect of any Borrower, the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means the Credit Agreement, dated as of January 6, 2006, by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable Documentary L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations consisting of undrawn documentary Letters of Credit and as determined by reference to Section 1.5(a).

“Applicable Margins” means collectively the Applicable Documentary L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Standby L/C Margin, the Applicable Tranche B Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Tranche B LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Standby L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations consisting of undrawn standby Letters of Credit and as determined by reference to Section 1.5(a).

“Applicable Tranche B Loan Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Tranche B Loan, as determined by reference to Section 1.5(a).

“Applicable Tranche B LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Tranche B, as determined by reference to Section 1.5(a).

2

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Bank of America Group” Bank of America, NA (as assignee of Fleet Capital Corporation) as a lender and as agent for itself and other lenders.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“BB & T” means Branch Banking and Trust Company of Virginia and its successors and assigns.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“Borrower Representative” means Rowe Companies in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the recitals to the Agreement.

“Borrowing Availability” means as of any date of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, provided that an Overadvance in accordance with Section 1.1(a)(iii) may cause the Revolving Loan and the Swing Line Loan to exceed the Borrowing Base by the amount of such Overadvance.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) 85% of the book value of Eligible Accounts;

(b) 92.5% of the net orderly liquidation value of Eligible Inventory (based on appraisals delivered on or prior to the Closing Date and any subsequent appraisals obtained by the Agent pursuant to the terms hereof) consisting of finished goods, as such percentage may be reduced pursuant to clause (c) of Annex G;

(c) 85% of the net orderly liquidation value of Eligible Inventory (based on appraisals delivered on or prior to the Closing Date and any subsequent appraisals obtained by the Agent pursuant to the terms hereof) consisting of raw materials and work in process;

(d) the lesser of (i) 50% of the fair market value of Eligible Real Estate, based on appraisals delivered on or prior to the Closing Date and any subsequent appraisals obtained by the Agent pursuant to the terms hereof and (ii) 25% of the sum of (A) the aggregate Revolving Loan Commitments and (B) $7,000,000; and

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(e) 90% of the Net Cash Surrender Value of Eligible Life Insurance Policies,

in each case, less any Reserves.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Buyout Exercise Period” means any time within five (5) days following the Tranche B Lenders’ receipt of a Buyout Trigger Notice.

“Buyout Trigger Notice” means the Agent giving the Tranche B Lenders notice that the Agent intends to grant, consent to, or otherwise approve, a sale or transfer by the Credit Parties of Collateral (a) with a value exceeding $2,500,000 in the aggregate amount and (b) at a time when an Event of Default has occurred and is continuing.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.8.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 25% or more of the issued and outstanding shares of capital Stock of Rowe Companies having the right to vote for the election of directors of Rowe Companies under ordinary circumstances; provided that, as to the holders of preferred stock of the Rowe Companies, such percentage shall be 35%; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Rowe Companies (together with any new directors whose

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election by the board of directors of Rowe Companies or whose nomination for election by the Stockholders of Rowe Companies was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Rowe Companies ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Closing Date” means January 6, 2006

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, but specifically excluding the leasehold rights and interests of Storehouse under its retail store leases.

“Collateral Documents” means the Security Agreement, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

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“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”.

“Commitment Termination Date” means the earliest of (a) January 6, 2009, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Tranche B Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Tranche B Commitments, which aggregate commitment shall be Fifty-Seven Million Dollars ($57,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Concentration Accounts” has the meaning ascribed to it in Annex C.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

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“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means each Borrower and each Guarantor.

“Customer Deposit Reserve” means, at any time of determination by Agent, from time to time an amount equal to (a) 75% of customer deposits aged thirty (30) days or less of Storehouse at any time that Borrowing Availability is $10,000,000 or greater and (b) 100% of customer deposits aged thirty (30) days or less of Storehouse (i) at any time that Borrowing Availability is less than $10,000,000 or (ii) at any time after January 20, 2006, in the event that the Borrowers have not received the Equity Commitment on or prior to such date.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

“Documentary Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“E-Fax” means any system used to receive or transmit faxes electronically.

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“E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Affiliates, or any of such Person’s respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits for such period, (ii) interest income for such period, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains for such period, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes for such period, (ii) Interest Expense for such period, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock during such period, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of Life Insurance Policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Eligible Accounts” has the meaning ascribed to it in Section 1.6.

“Eligible Inventory” has the meaning ascribed to it in Section 1.7.

“Eligible Life Insurance Policies” All Life Insurance Policies issued to the Borrowers, listed on Schedule A hereto and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be “Eligible Life Insurance Policies” for purposes of

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this Agreement, except any Life Insurance Policy to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Life Insurance Policies from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Life Insurance Policies, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Life Insurance Policies arising or discovered by Agent after the Closing Date subject to the approval of all Revolving Lenders and the Requisite Tranche B Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available than available on the Closing Date; provided that, unless a Default or an Event of Default shall have occurred and be continuing, no adjustments, new criteria or changes in advance rates which have the effect of making less credit available shall be made absent a Material Adverse Effect. Eligible Life Insurance Policies shall not include any Life Insurance Policy:

(i) that is not at all times subject to the Agent’s duly perfected, first-priority security interest and no other Lien; or

(ii) as to which the proceeds of such Life Insurance Policy have not been assigned to the Agent pursuant to such documents and certificates as reasonably required by the Agent and, from and after the date required pursuant to Section 5.13, acknowledged by the applicable insurer pursuant to Section 5.13; or

(iii) that is not in good standing and in full force in effect; or

(iv) as to which any premiums are past due.

“Eligible Real Estate” All Real Estate of the Borrowers listed on (a) Schedule B-1 hereto and (b) to the extent that the Borrower has satisfied the covenants contained in Section 5.12, Schedule B-2(ii) hereto and, in each case, to the extent reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent, shall be “Eligible Real Estate” for purposes of this Agreement, except any Real Estate to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Real Estate from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Real Estate in its reasonable credit judgment, reflecting changes in the salability or realization values of such Real Estate arising or discovered by Agent after the Closing Date subject to the approval of all Revolving Lenders and the Requisite Tranche B Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available than on the Closing Date; provided that, unless a Default or an Event of Default shall have occurred and be continuing, no adjustments, new criteria or changes in advance rates which have the effect of making less credit available shall be made absent a Material Adverse Effect (it being understood that a change of the calculation of the fair market value (or the component percentages thereof) of any Real Estate based on appraisals obtained by the Agent pursuant to the terms hereof shall not constitute a change in the advance rates). Eligible Real Estate shall not include any Real Estate:

(i) that is not located in the United States; or

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(ii) that is not at all times subject to the Agent’s duly perfected, first-priority security interest and no other Lien except a Permitted Lien which is subordinate to the Agent’s Lien; or

(iii) that has not been appraised by an appraiser reasonably acceptable to the Agent; or

(iv) as to which (A) the Agent has not received an environmental site assessment of such Real Estate reasonably acceptable to the Agent, including without limitation, such assessments required pursuant to Section 5.12 or (B) any environmental remediation required pursuant to Section 5.12 has not been completed; or

(v) which is not improved by fully constructed buildings occupied by such Borrower and utilized for the operation of such Borrower’s business; or

(vi) which is located in a special flood hazard area, but is not insured with flood insurance acceptable to Agent.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

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“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equity Commitment” means an executed commitment letter or a fully executed stock purchase agreement, in each case, reasonably satisfactory to the Agent, with respect to the equity investment of $9,500,000 referred to in Section 5.14.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other

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security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (l) the loss of a Qualified Plan’s qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means that certain letter, dated the date hereof among GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on or about February 28, May 31, August 31 and November 30 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on or about November 30 of each year.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period (other than amortized debt discounts for such period and amortized preferred financing fees for such period), plus (b) payments of principal with respect to Indebtedness made or scheduled to be made during such period, plus (c) Restricted Payments paid or scheduled to be paid during such period (other than Restricted Payments with respect to intercompany loans and advances).

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“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of (a) (i) EBITDA for such fiscal period minus (ii) the aggregate amount of Non-Financed Capital Expenditures made during such fiscal period minus (iii) income taxes paid or payable in cash with respect to such fiscal period to (b) Fixed Charges for such fiscal period.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums, but not including the insurance policies excluded under Section 5.4(c) of the Agreement), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means Rowe Properties and Rowe Diversified, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with

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respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.13.

“Indemnified Person” has the meaning ascribed to in Section 1.13.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

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“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to it in Annex B.

“Lenders” means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Letter of Credit Fee” collectively, the Documentary Letter of Credit Fee and the Standby Letter of Credit Fee.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

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“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 3 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 12 noon. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

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(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Life Insurance Policies” means the policies of life insurance listed on Schedule A hereto.

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.12.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

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“Loans” means the Revolving Loan, the Swing Line Loan and the Tranche B Loan.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Margin Stock” has the meaning ascribed to in Section 3.10.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as issuer.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) the Credit Parties’ ability as a whole to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral (including, without limitation, the value thereof) or the Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Minimum Borrowing Availability Amount” has the meaning ascribed thereto in Annex G.

“Mortgaged Properties” has the meaning assigned to it in Annex D.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Surrender Value” at any time, the cash surrender value of Eligible Life Insurance Policies, net of any Indebtedness or other claims against such cash surrender value, determined by the Agent based on information provided by the issuer(s) of such Life Insurance Policies.

“Non-Financed Capital Expenditures” means, with respect to any Person, Capital Expenditures paid in cash and not financed with third party Capital Leases or purchase money indebtedness incurred in connection with a Capital Expenditure.

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“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(ii).

“Notes” means, collectively, the Revolving Notes, the Swing Line Note and the Tranche B Notes.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by the Agent, any Lender or any of their Affiliates, obligations arising under any cash management services provided to any Credit Party by the Agent, any Lender or any of their Affiliates, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iii).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of

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money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $ 250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) statutory landlord liens; (k) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement and (l) pledges of cash, certificates of deposit and other marketable securities in favor of BB & T securing issued and outstanding letters of credit; provided that (i) such pledges were made prior to the Closing Date and (ii) the amount of obligations under such letters of credit do not exceed $2,000,000.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Post-Petition Interest” means interest or fees accruing on or after the occurrence of, and during the continuance of, an Event of Default under Section 8.1(h) or (i) of the Agreement at the rates set forth in the Agreement, whether or not allowed or allowable in any case or proceeding under the Bankruptcy Code.

“Prior Lenders” means collectively, the Bank of America Group party to the Loan and Security Agreement component of the Prior Loan Agreements and the SunTrust Group party to the Synthetic Lease component of the Prior Loan Agreements.

“Prior Lender Obligations” means all obligations of any Credit Party to the Prior Lenders under the Prior Loan Agreements.

“Prior Loan Agreements” means that certain Loan and Security Agreement, dated as of May 15, 2002, by and among certain Credit Parties and the Bank of America Group and that certain Master Agreement and related agreements respecting the Synthetic Lease financing dated August 27, 1999 by and among certain Credit Parties and the SunTrust Group.

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“Private Label Credit Card Arrangements” means the Merchant Agreement, dated April 29, 1991 among Storehouse, Inc. and HSBC Bank Nevada National Association (f/k/a Household Bank (SB), N.A. (successor by assignment of Beneficial National Bank USA, pursuant to which Storehouse assigns accounts receivable owing from retail customers to HSBC in consideration of a payment from HSBC to Storehouse, in each case, pursuant to such documents and agreements as have been approved by the Agent.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Pro Forma” means the unaudited consolidated and consolidating balance sheet of Rowe Companies and its Subsidiaries as of August 28, 2005 after giving pro forma effect to the Related Transactions.

“Projections” means Rowe Companies forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Rowe Companies, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means (a) with respect to matters relating to any Revolving Lender in its capacity as such, (i) the percentage obtained by dividing (A) the Revolving Loan Commitment of that Revolving Lender by (B) the aggregate Revolving Loan Commitments of all Revolving Lenders or (ii) if the Revolving Commitments have been terminated, the percentage obtained by dividing (A) the aggregate outstanding principal balance of the Revolving Loans held by that Revolving Lender; (b) with respect to matters relating to any Tranche B Lender in its capacity as such, the percentage obtained by dividing (i) the Tranche B Commitment of that Tranche B Lender by (ii) the aggregate Tranche B Loan Commitments of all Tranche B Lenders; and (c) with respect to matters relating to all Lenders, (i) the percentage obtained by dividing (A) the aggregate Commitments of that Lender by (B) the aggregate Commitments of all Lenders or (ii) if the Revolving Commitments have been terminated, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

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“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Stock issued by any Credit Party shall be a Qualified Assignee.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Refinancing” means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Related Transactions” means the initial borrowing under the Revolving Loan and the Tranche B Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requisite Lenders” means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding principal amount of all Loans; provided, however, that, notwithstanding the foregoing, (i) if there are only two (2) Lenders at any time, “Requisite Lenders” shall mean both Lenders, and (ii) if there are only three (3) Lenders at any time, “Requisite Lenders” shall mean at least two (2) Lenders having at least the percentage prescribed above.

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“Requisite Revolving Lenders” means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding principal amount of the Revolving Loan.

“Requisite Tranche B Lenders” means Lenders having more than 66 2/3% of the Tranche B Loan Commitments of all Lenders.

“Reserves” means (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) the Customer Deposit Reserve, (d) the Tranche B Availability Reserve and (e) such other reserves against Eligible Accounts, Eligible Inventory, Eligible Life Insurance Policies, Eligible Real Estate or Borrowing Availability of the Borrowers that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, (a) Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment and (b) Reserves may include (and shall be deemed to be a reasonable exercise of Agent’s credit judgment), but are not limited to, the following: rent, whether for personal or real property but only if a lessor’s or landlord’s waiver, in a form acceptable to the Agent, has not been received by the Agent from such lessor or landlord; up to 50% of the Borrower’s liability under gift certificates; any customs, duty or freight charges; accrued advertising costs; accrued rebates; and potential environmental remediation costs relating to the owned Real Estate listed on Schedule B-2(i). Notwithstanding the foregoing, so long as the Minimum Borrowing Availability Amount is $9,000,000, the Agent will not establish reserves relating to (a) potential environmental remediation costs relating to the owned Real Estate listed on Schedule B-2(i), so long as such potential costs (as determined by the Agent in its sole discretion) do not exceed $700,000 in the aggregate and (b) rent relating to Storehouse locations so long as the liability of the Borrowers in respect of such rent (as determined by the Agent in its sole discretion) does not exceed $500,000; provided that, in the event that the Borrowers do not receive the Equity Commitment on or prior to January 20, 2006, the Agent shall have the right to establish reserves in respect of such rent.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees, directors,

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vendors or independent contractors of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates (other than an Affiliate that is also a Credit Party).

“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Rowe Companies” has the meaning ascribed thereto in the recitals to the Agreement.

“Rowe Diversified” has the meaning ascribed thereto in the recitals to the Agreement.

“Rowe Furniture” has the meaning ascribed thereto in the recitals to the Agreement.

“Rowe Jessup” means Rowe Properties Jessup, Inc., a Maryland corporation.

“Rowe Properties” has the meaning ascribed thereto in the recitals to the Agreement.

“Rowe Salem” means Rowe Properties Salem, Inc., a Virginia corporation.

“Rowe Sylmar” means Rowe Properties Sylmar, Inc., a California corporation.

“Rowe Wood Products” means Rowe Furniture Wood Products, Inc., a California corporation.

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“Security Agreement” means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person (including intercompany accounts) is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Standby Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Standstill Termination Date” means any date, (a) on which an Event of Default exists under Section 8.1(a) and has existed for at least a thirty-one (31) consecutive day period commencing on the date that the Agent receives written notice from the Tranche B Lenders of such Event of Default and (b) on which any other Event of Default exists and has existed for at least a one hundred and twenty (120) consecutive day period commencing on the date that the Agent receives written notice from the Tranche B Lenders of such Event of Default.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Storehouse” has the meaning ascribed thereto in the recitals to the Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or

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beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Subsidiary Guaranty” means the Subsidiary Guaranty of even date herewith executed by Rowe Properties and Rowe Diversified.

“SunTrust Group” means SunTrust Bank and Atlantic Financial Group, Ltd.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

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“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Tranche B Availability Reserve” means, at any time of determination by Agent, from time to time an amount equal to the greater of (a) zero Dollars and (b) the outstanding amount of the Tranche B Loans at such time minus (i) 5% of the book value of Eligible Accounts Receivable at such time, minus (ii) 7.5% of the appraised net orderly liquidation value of Eligible Inventory at such time, minus (iii) 25% of the appraised fair market value of Eligible Real Estate at such time.

“Tranche B Lenders” means those Lenders having Tranche B Loan Commitments.

“Tranche B Loan” has the meaning assigned to it in Section 1.1(b)(i).

“Tranche B Loan Commitment” means (a) as to any Lender with a Tranche B Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Tranche B Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Tranche B Loan Commitment, the aggregate commitment of all Lenders to make the Tranche B Loan, which aggregate commitment shall be Seven Million Dollars ($7,000,000) on the Closing Date. After advancing the Tranche B Loan, each reference to a Lender’s Tranche B Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding Tranche B Loan.

“Tranche B Note” has the meaning assigned to it in Section 1.1(b)(i).

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

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Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

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ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for such Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Five Million Dollars ($5,000,000) (the “L/C Sublimit”) and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan; provided that, prior to the Borrowers’ satisfaction of the covenants contained in Section 5.14, the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, after giving effect to the incurrence of such Letter of Credit Obligations, shall not exceed $45,000,000. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b) (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the Borrowers under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of

Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c) Cash Collateral.

(i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, Borrowers will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrowers. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

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(iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations of the Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of the Borrowers, to any other Obligations of the Borrowers then due and payable.

(iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which (A) any Letter of Credit Obligation incurred in connection with standby Letters of Credit shall remain outstanding, a fee (the “Standby Letter of Credit Fee”) in an amount equal to the Applicable Standby L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable standby Letter of Credit and (B) any Letter of Credit Obligation incurred in connection with documentary Letters of Credit shall remain outstanding, a fee (the “Documentary Letter of Credit Fee”) in an amount equal to the Applicable Documentary L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable documentary Letter of Credit. Such fees shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed application in the form of Exhibit B-1 or B-2 attached hereto (as applicable) . Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

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(f) Obligation Absolute. The joint and several obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g) Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

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(ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including an application or agreement for a Letter of Credit, entered into with Agent.

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ANNEX C (Section 1.8)

to

CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Credit Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

(a) On or before the Closing Date and until the Termination Date, each Credit Party shall (i) establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Credit Party’s name or any such Subsidiary’s name and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”). Subject to clause (f) of this Annex C, each Credit Party shall maintain a concentration account in its name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank or banks that shall be designated as the Concentration Account bank for each such Credit Party in Disclosure Schedule (3.19) (each a “Concentration Account Bank” and collectively, the “Concentration Account Banks”), which banks shall be reasonably satisfactory to Agent.

(b) Borrowers may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrowers pursuant to Section 1.1 for use by Borrowers solely in accordance with the provisions of Section 1.4.

(c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Credit Party and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date; provided that Storehouse may maintain accounts not subject to such blocked account agreements so long as the aggregate balance maintained in all such accounts does not exceed $50,000 at any time. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, to forward immediately all amounts in each Blocked Account to such Borrower’s Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Credit Party or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Credit Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Credit Party and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Credit Party or any such Related Person, and (ii) within one (1) Business Day after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Credit Party. Each Credit Party on behalf of itself and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

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(h) (i) Within seven (7) days following the Closing Date, each Credit Party shall (A) open a segregated Lock Box at Wachovia Bank, National Association, under the dominion and control of the Agent and (B) open a Concentration Account for all accounts maintained at Wachovia Bank, National Association, under the dominion and control of the Agent and (ii) at all times thereafter, (A) maintain such Lock Box and Concentration Account and (b) cause all credit card receivables (including payments received in respect of the Private Label Credit Card Arrangements) to be made into such Lock Box.

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ANNEX D (Section 2.1(a))

to

CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

B. Revolving Notes, Swing Line Note and Tranche B Notes. Duly executed originals of the Revolving Notes, Swing Line Note and Tranche B Notes for each applicable Lender, dated the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

D. Insurance. (a) Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Agent, on behalf of Lenders and (b) with respect to each Life Insurance Policy, (i) appropriate evidence showing additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Agent, on behalf Lenders, together with provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such Life Insurance Policy and (ii) documentation and certificates reasonably required by the Agent to evidence the assignment of the proceeds of such Life Insurance Polices to the Agent.

E. Security Interests and Code Filings.

(a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date) and Permitted Encumbrances.

(b) Evidence reasonably satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

(c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Credit Party, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Credit Party, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Credit Party.

F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letters, in form and substance reasonably satisfactory to Agent, by and between all parties to the any Prior Lender’s loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the applicable Prior Lender releasing all liens of such Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor such Prior Lender or relating to the Prior Lender Obligations.

G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

H. Subsidiary Guaranties. Duly executed originals of the Subsidiary Guaranty, dated the Closing Date, in form and substance reasonably satisfactory to Agent.

I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from the Borrowers, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Inventory Eligible Life Insurance Policies and Eligible Real Estate of the Borrowers as of the Closing Date.

J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

K. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Tranche B Loan and the initial Revolving Credit Advance.

L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

M. Charter and Good Standing. For each Credit Party, such Person’s (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and

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certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

N. Bylaws and Resolutions. For each Credit Party, (a) such Person’s bylaws, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

P. Opinions of Counsel. Duly executed originals of opinions of Silver Freedmon & Taff, L.L.P., Kummer Kaempfer Bonner Renshaw & Ferrario, Sutherland Asbill & Brennan LLP and Blanton, Rice, Sidwell, Nickell, Cozean, & Collins, L.L.C., each counsel for the Credit Parties, together with any additional local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

Q. Accountants’ Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

R. Appointment of Agent for Service. An appointment of CT Corporation as each Credit Party’s agent for service of process.

S. Fee Letter. Duly executed originals of the Fee Letter.

T. Officer’s Certificate. Agent shall have received duly executed originals of a certificate of an authorized officer of each Borrower, dated the Closing Date, stating that, since August 28, 2005 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; (e) before and after giving effect to the transactions contemplated by the Credit Agreement, each Credit Party will be Solvent, and (f) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

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U. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 5.9.

V. Mortgages. Mortgages covering all of the owned Real Estate listed on Schedules B-1 and Schedule B-2 hereto (the “Mortgaged Properties”), together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Agent.

W. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 (or the current ASTM standard for Phase I environmental site assessment reports), and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports (other than the Phase II reports referred to in Section 5.12), with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

X. Appraisal; Audit. Agent shall have received appraisals as to all Equipment, all Inventory and as to each of the Mortgaged Properties and collateral audits as to all Inventory and Accounts, each of which shall be in form and substance reasonably satisfactory to Agent.

Y. Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative’s Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

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Z. Master Standby Agreement. A Master Agreement for Standby Letters of Credit among Borrowers and GE Capital.

AA. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit among Borrowers and GE Capital.

BB. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

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ANNEX E (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to the absence of notes and normal year-end adjustments); and (iii) a summary of the outstanding balance of all intercompany loans and advances as of the last day of that Fiscal Month. Such financial information shall be accompanied by the signature of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to the absence of notes and normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate” showing the calculations used in determining compliance with each of the Financial Covenants and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrowers, on a consolidated and consolidating basis, approved by the Board of Directors of Borrowers, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d) Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

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(f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

(i) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

(j) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

(k) Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained (other than Storehouse retail locations) and (iii) such other notices or documents as Agent may reasonably request.

(l) Lease Amendments. To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

(m) Hedging Agreements. To Agent within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(n) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

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ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a) To Agent, upon its request, and in any event no less frequently than (i) at any time that the daily average Adjusted Borrowing Availability is at least $2,500,000 during the immediately three prior Business Days, 12:00 p.m. (New York time) on Wednesday of each week (prepared as of the prior Friday) and (ii) at any time that the daily average Borrowing Availability is less than $2,500,000 during the immediately prior three Business Days, 12:00 p.m. (New York time) on each Business Day (prepared as of the prior Business Day), in each case, together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date, each of the following reports:

(i) a Borrowing Base Certificate with respect to Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) with respect to Borrowers, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii) with respect to Borrowers, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

Notwithstanding the foregoing, during the first three Business Days immediately following the Closing Date, each of the above reports shall be delivered to Agent upon its request, and in any event no less frequently than weekly or daily, as the case may be, based upon the Adjusted Borrowing Availability as of the prior Business Day;

(b) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to Borrowers, relating to all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrowers as of the last day of the immediately preceding week;

(c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

(i) a reconciliation of the Accounts trial balance of Borrowers to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a reconciliation of the perpetual Inventory by location of Borrowers to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii) an aging of accounts payable and a reconciliation of that accounts payable aging to Borrowers’ general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to Borrowers’ general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(d) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrowers subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(e) Borrowers, at their own expense, shall deliver to Agent the results of each physical verification, if any, that any Borrower or any Subsidiary of a Borrower may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Event of Default has occurred and is continuing, Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(f) Borrowers, at their own expense, shall deliver to Agent such appraisals of its assets (including, without limitation, Inventory and Real Estate) as Agent may request at any time (including, without limitation, appraisals of Inventory on a quarterly basis and appraisals of Real Estate on a semi-annual basis, or, in each case, on a more frequent basis, as requested by the Agent in its sole discretion, at any time that Adjusted Borrowing Availability is less than $2,500,000), such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

(g) Until the Borrowers’ receipt of net cash proceeds from an equity investment of not less than $10,000,000 pursuant Section 5.14, to the Agent, on Wednesday of each week, (i)

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projections of the cash flows of Rowe Companies and its Subsidiaries and (ii) projections of Borrowing Availability, in each case, for the immediately succeeding eight weeks and consistent with the Pro Forma delivered on the Closing Date; and

(h) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

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ANNEX G (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Maximum Capital Expenditures. Borrowers and their Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period
Fiscal Year 2006	$7,900,000
Fiscal Year 2007	$12,900,000
Fiscal Year 2008	$15,000,000

;provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (i) 50% of the amount of permitted Capital Expenditures for the immediately prior period, and (ii) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

(b) Minimum Fixed Charge Coverage Ratio. At any time during any Fiscal Quarter during which the Minimum Borrowing Availability Amount is less than $9,000,000, Borrowers and their Subsidiaries shall have on a consolidated basis, determined as of the end of the most recently ended Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.1:1.0:

(c) Minimum Borrowing Availability. Borrowers shall maintain Borrowing Availability of not less than $9,000,000 (the “Minimum Borrowing Availability Amount’) at all times; provided that, (i) the Minimum Borrowing Availability Amount shall be reduced to $8,000,000 upon the Borrowers’ receipt of net cash proceeds from an equity investment of not less than $10,000,000 pursuant Section 5.14; and provided further that, from and after September 30, 2006, (i) the Borrowers may reduce the Minimum Borrowing Availability Amount to $3,000,000 so long as (A) the Agent consents to such reduction in its sole discretion and (B) the Borrowers comply with the minimum Fixed Charge Coverage Ratio set forth in paragraph (b) above at all times and (ii) the Borrower may reduce the Minimum Borrowing Availability

Amount to $0 so long as (A) the Agent consents to such reduction in its sole discretion and (B) the Borrowers and their Subsidiaries shall have on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.2:1.0, determined as at the end of the most recently ended two (2) consecutive Fiscal Quarters (measured for the 12-month period ending on each such Fiscal Quarter end date); provided that, in the event that the Borrowers reduce the Minimum Borrowing Availability Amount to $0 pursuant to this clause (ii), (A) the Borrowers shall comply with the minimum Fixed Charge Coverage Ratio set forth in this clause (ii) at all times and (B) the advance rate of net orderly liquidation value of Eligible Inventory consisting of finished goods contained in the definition of Borrowing Base shall be automatically and permanently reduced to 85% without further consent or other action by any party to the Agreement; and provided further that the Borrowers may not elect to change the Minimum Borrowing Availability Amount more than once in any 365 day period.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of

2

Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

3

ANNEX H (Section 9.9(a))

to

CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

Name:	General Electric Capital Corporation
Bank:	Deutsche Bank Trust Company Americas
New York, New York
ABA #:
Account #:
Account Name:
Reference:

ANNEX I (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)	If to Agent or GE Capital, at

General Electric Capital Corporation

201 Merritt 7, 3rd Floor

Norwalk, CT 06851

Attention: James Bravyak, Account Manager

Telecopier No.: (203) 956-4002

Telephone No.: (203) 956-4413

with copies to:

Bingham McCutchen LLP

150 Federal Street

Boston, MA 02110

Attention: Matthew F. Furlong, Esq.

Telecopier No.: (617) 951-8736

Telephone No.: (617) 951-8904

and

General Electric Capital Corporation

201 Merritt 7, 3rd Floor

Norwalk, CT 06851

Attention: Corporate Counsel - Corporate Lending

Telecopier No.: (203) 956-4001

Telephone No.: (203) 956-4383

(B)	If to any Borrower or any other Credit Party, to Borrower Representative, at

The Rowe Companies

2121 Gardner Street

Elliston, VA 24087

Attention: Garry W. Angle

Telecopier No.: (540) 444-5077

Telephone No.: (540) 444-5075

with copies to:

Silver, Freedman & Taff, L.L.P.

1700 Wisconsin Avenue, NW

Washington, D.C. 20007

Attention: Steven M. Abramson

Telecopier No.: (202) 295-4510

Telephone No.: (202) 337-5502

(C)	If to Tranche B Lender, at

General Electric Capital Corporation

201 Merritt 7, 3rd Floor

Norwalk, CT 06851

Attention: James Bravyak, Account Manager

Telecopier No.: (203) 956-4002

Telephone No.: (203) 956-4413

with copies to:

Bingham McCutchen LLP

150 Federal Street

Boston, MA 02110

Attention: Matthew F. Furlong, Esq.

Telecopier No.: (617) 951-8736

Telephone No.: (617) 951-8904

2

ANNEX J (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

Lender(s)
Revolving Loan Commitment	General Electric Capital Corporation
(including a Swing Line Commitment of $5,000,000)
$50,000,000

Tranche B Loan Commitment:	General Electric Capital Corporation
$7,000,000

Exhibit 1.1(a)(i)

The Rowe Companies

Rowe Furniture, Inc.

Storehouse, Inc.

Combined Notice of Revolving Credit Advance and Collateral Activity Report - (A/R Only Rollforward)

Capitalized terms used herein which are defined in the Credit Agreement dated as of December     , 2005 (the "Credit Agreement") among the undersigned Borrower Representative, the other Borrowers named therein, the other Credit Parties named therein, General Electric Capital Corporation for itself and as Agent for the other Lenders party thereto from time to time and the other Lenders shall have the meanings therein defined. The undersigned Borrower Representative hereby certifies that on the date hereof and on the borrowing date set forth below, and after giving effect to the Loans requested hereby: (i) there exists and there shall exist no Default or Event of Default under the Credit Agreement; (ii) the proceeds of the Revolving Credit Advances will be used in accordance with Section 1.4 of the Credit Agreement; and (iii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true an correct.

Client and Address	The Rowe Companies	Name of Contact	Garry Angle	Phone	(540) 444-7693
	1650 Tyson Blvd., Suite 710 McLean, VA 22102			Fax	(540) 444-5075

Bank	Bank of America	Wire Information		ABA#
Address	New York, NY			Acct#

Bank Contact

Request Date                         Index Rate Loan Amount $                 LIBOR Loan Amount $                 LIBOR Period:          months

Collateral Availability Information
Gross A/R Balance (from previous request dated MM/DD/YY)		$—

Plus: Sales (from MM/DD/YY to MM/DD/YY)	+	$—

Minus: Cash Receipts Applied (MM/DD/YY)	-	$—

Minus: Credit Memos (from MM/DD/YY to MM/DD/YY)	-	$—

Minus: Discounts (from MM/DD/YY to MM/DD/YY)	-	$—

Plus/Minus: Other Debits/Credits (from MM/DD/YY to MM/DD/YY)	+/-	$—

Explanation

A/R Balance (as of MM/DD/YY)		$—

Less: Ineligibles (Borrowing Base Certificate dated MM/DD/YY)	-	$—

Eligible A/R		$—

Available A/R Advance rate 85%			D	$—

Inventory Availability (B from Borrowing Base Certificate)			E	$—

Other Availability (C from Borrowing Base Certificate)			F	$—

D + E + F			G	$—

Less: Collateral Reserves			H	$—

G-H			I	$—

Total Available: Lesser of: Line I or Total Credit Line				$—

Less: Revolver (J)			-	$—

Less: Outstanding Letters of Credit			-	$—

Less: Reserves ( )			-	$—

( )			-	$—

Excess Availability				$—

Loan Balance
Revolver Balance (Line H From Last Request Dated MM/DD/YY)		$—

Minus: Deposit Sweep From Last to Current Request	-	$—

Plus: Current Amount Requested (From Above)	+	$—

Plus: Interest/Other (From MM/DD/YY to MM/DD/YY)	+	$—

Minus: Other (From MM/DD/YY to MM/DD/YY)	-	$—

Revolver Balance After Advance			J	$—

Borrower Representative has caused this Request to be executed by its duly authorized officer as of the date and year first written above.

Borrower Representative certifies that the Advance herein requested is for the separate accounts of the following Borrowers in the following respective amounts: Rowe Companies $            , Rowe Furniture $            , Storehouse $            .

Authorizations		Phone	Fax
Requested by:		(###) ###-####	(###) ###-####
Duly Authorized Signatory

Fax to: Vicki Holmes-Sells, GE Capital (203) 229-5789; Phone: (203) 229-5811

EXHIBIT 1.1(a)(ii)

to

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

New York, New York

$ , ,	, 200

FOR VALUE RECEIVED, the undersigned, THE ROWE COMPANIES, a Nevada corporation, ROWE FURNITURE, INC., a Virginia corporation, and STOREHOUSE, INC., a Georgia corporation (collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of                                                      (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, CT 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                                       DOLLARS AND                      CENTS ($        ,        ,        ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the Credit Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of January 6, 2006 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

2

THE ROWE COMPANIES

By:
Name:
Title:

ROWE FURNITURE, INC.

By:
Name:
Title:

STOREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 1.1(b)

to

CREDIT AGREEMENT

FORM OF TRANCHE B NOTE

New York, New York

$ , ,	, 200

FOR VALUE RECEIVED, the undersigned, THE ROWE COMPANIES, a Nevada corporation, ROWE FURNITURE, INC., a Virginia corporation, and STOREHOUSE, INC., a Georgia corporation (collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of                                                       (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, CT 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                                       DOLLARS AND                      CENTS ($        ,        ,        ). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

This Tranche B Note is one of the Tranche B Notes issued pursuant to that certain Credit Agreement dated as of January 6, 2006 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Tranche B Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Tranche B Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Tranche B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Tranche B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Tranche B Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Tranche B Note may not be assigned by Lender to any Person.

THIS TRANCHE B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

2

THE ROWE COMPANIES

By:
Name:
Title:

ROWE FURNITURE, INC.

By:
Name:
Title:

STOREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 1.1(c)(ii)

to

CREDIT AGREEMENT

FORM OF SWING LINE NOTE

New York, New York

$ , ,	, 200

FOR VALUE RECEIVED, the undersigned, THE ROWE COMPANIES, a Nevada corporation, ROWE FURNITURE, INC., a Virginia corporation, and STOREHOUSE, INC., a Georgia corporation (collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of                                                       (“Swing Line Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, CT 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                                       DOLLARS AND                      CENTS ($        ,        ,        ) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the Credit Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of January 6, 2006 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Swing Line Lender to any Person.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

THE ROWE COMPANIES

By:
Name:
Title:

ROWE FURNITURE, INC.

By:
Name:
Title:

STOREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 1.5(e)

to

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Credit Agreement, dated as of January 6, 2006, (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the undersigned (the “Borrower Representative”), the other Borrowers signatory thereto, the other Credit Parties signatory thereto, General Electric Capital Corporation (the “Agent”) and the Lenders from time to time signatory thereto. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement or in Annex A thereto.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

[(a) on [            ] convert $[            ] of the aggregate outstanding principal amount of the [Revolving Loans] [Tranche B Loan] bearing interest at the [LIBOR] [Index] Rate, into a(n) [            ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [1][2][3] month(s)];]

[(b) on [            ] continue $[            ] of the aggregate outstanding principal amount of the [Revolving Loans] [Tranche B Loan] bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [1][2][3] month(s)].

Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrowers in the following [respective] amount[s]: The Rowe Companies: [$                    ], Rowe Furniture, Inc. [$                    ] and Storehouse, Inc. [$                    ].

Borrower Representative hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the cross-guaranty provisions set forth in Section 12 of the Credit Agreement and the guaranty and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Conversion/Continuation to be executed and delivered on behalf of the Borrowers specified above by Borrower Representative’s duly authorized officer as of the date first set forth above.

THE ROWE COMPANIES
as Borrower Representative

By:
Title

Exhibit 4.1(b)

Form of Borrowing Base Certificate

THE ROWE COMPANIES

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT COST

01/00/00

	Consolidated
Eligible Accounts (Worksheet 1)	$0

Advance Rate	85%

Available Accounts		$0

Eligible Raw Material Inventory at Cost (Worksheet 2)	$0

Net Orderly Liquidation Value (Appraisal Report As Of 12/15/2005)	23.1%

Advance Rate	20%

Available Inventory		$0

Eligible Work In Process Inventory at Cost (Worksheet 2)	$0

Net Orderly Liquidation Value (Appraisal Report As Of 12/15/2005)	56.0%

Advance Rate	48%

Available Inventory		$0

Eligible Manufacturing Finished Goods Inventory at Cost (Worksheet 2)	$0

Net Orderly Liquidation Value (Appraisal Report As Of 12/15/2005)	74.5%

Advance Rate	69%

Available Inventory		$0

Eligible Retail Finished Goods Inventory at Cost (Worksheet 3)	$0

Net Orderly Liquidation Value (Appraisal Report As Of 12/15/2005)	78.3%

Advance Rate	72%

Available Inventory		$0

Eligible Life Insurance Policies Net Cash Surrender Value (Exhibit 1)	$0

Advance Rate	90%

Available Life Insurance (Capped at $2MM)		$0

Eligible Owned Real Estate (Exhibit 2) (Appraisal Report As Of 12/02/2005)	$0

Advance Rate	50%

Available Owner Real Estate		$0

Borrowing Base Before Reserves		$0

Reserves
Less: Loan To Value Reserve (Exhibit 3)	$0

Customer Deposit Reserve (Exhibit 4)	$0

Rent (Exhibit 5)	$0

Gift Certificates (50%)	$0

Freight & Duty Reserve	$0

Other	$0

Total Reserves		$0

BORROWING BASE BEFORE CAP		$0

BORROWING BASE CAP		$50,000,000

BORROWING BASE		$0

Less: Standby Letters Of Credit @ 100% Face	$0

Documentary Letters Of Credit @ 100% Face	$0

Total Letters Of Credit		$0

Borrowing Base After Loan Payoffs		$0

Revolver Loan (Excluding Letters Of Credit) And Swingline Loan Balance As Of 1/0/1900		$0

EXCESS REVOLVER AVAILABILITY		$0

Tranche B Facility Availability	$0

Tranche B Facility Outstandings		$0

Net Available Tranche B Facility As Of 1/0/1900		$0

EXCESS AVAILABILITY		$0

EXHIBIT 9.1(a)

to

CREDIT AGREEMENT

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                          ,          by and between                                                       (“Assignor Lender”) and                                                       (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined or in Annex A thereto.

RECITALS:

WHEREAS, The Rowe Companies, a Nevada corporation, Rowe Furniture, Inc. a Virginia corporation, and Storehouse, Inc., a Georgia corporation, the other Persons named therein as Credit Parties, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of January 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has [agreed to make] [made] certain Loans to[, and incur certain Letter of Credit Obligations for,] Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below)[, the Letter of Credit Obligations] and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans[, Letter of Credit Obligations] and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1. ASSIGNMENT, DELEGATION, AND ACCEPTANCE.

1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan], [the Tranche B Loan], [the Swing Line Loan], [Letter of Credit Obligations], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share
[Revolving Loan]	$		%
[Tranche B Loan]	$		%
[Swing Line Loan]	$		%

1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents [equivalent to [100%/        %] of Assignor Lender’s Revolving Loan Commitment (such percentage representing a commitment of $                     ),] [[100%/        %] of Assignor Lender’s Tranche B Loan Commitment (such percentage representing a commitment of $                     ),] and [[100%/        %] of Assignor Lender’s Swing Line Commitment (such percentage representing a commitment of $                     )].

1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of                          ,          (“Effective Date”) and upon consent of the Agent and, if required pursuant to the terms of the Credit Agreement, Borrower Representative and payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2. INITIAL PAYMENT AND DELIVERY OF NOTES

2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 9.1(a) of the Credit Agreement.

2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and [Letter of Credit Obligations] for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

3.2 Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4. LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5. FAILURE TO ENFORCE.

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6. NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7. AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8. SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9. SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12. COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Name:	Name:
Title:	Title:
Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:
Name:
Title:	Duly Authorized Signatory

[THE ROWE COMPANIES, as Borrower Representative]*/

By:
Name:
Title:

*/	Include if required pursuant to the terms of the Credit Agreement.

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount
[Revolving Loan]	$
[Tranche B Loan]	$
[Swing Line Loan]	$
Subtotal	$
Accrued Interest	$
[Unused Line Fee]	$
Other + or -$	$
Total	$

All determined as of the Effective Date.

EXHIBIT B-1

Application For Irrevocable Standby Letter of Credit

TO: General Electric Capital Corporation

Date

L/C No.

                    (Bank Use Only)

The undersigned Applicant hereby requests General Electric Capital Corporation (“GE Capital”) to issue and transmit by:

☐  Teletransmission         ☐  Mail         ☐  Overnight Courier         ☐  Other, Explain

the Standby Letter of Credit (the “Credit”) substantially as set forth below. In issuing the Credit, GE Capital is expressly authorized to make such changes from the terms herein below set forth as GE Capital, in its sole discretion, may deem advisable.

Applicant (Full Name and Address)	Advising Bank:	Wachovia Bank National Association 401 Linden Street Winston-Salem, NC 27101 Attention: Standby Letters of Credit

Beneficiary (Full Name and Address)	Currency and Amount in Figures:

Currency and Amount in Words:

Expiration Date

* Special Instructions

Is EVERGREEN language required? ☐ Yes ☐ No

If yes, what is the number of days notification required for customary non- renewal notice?

☐ Thirty days ☐ Sixty Days ☐ Ninety days ☐ Other

Charges: GE Capital’s charges are for our account, all other charges are to be paid by beneficiary.

Credit to be available to payment against Beneficiary’s draft(s) at sight drawn on GE Capital or its correspondent at GE Capital’s option accompanied by the following documents:

☐  Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

☐  Other Documents

☐  Special Conditions

☐  Issue substantially in form of attached specimen. (Specimen must also be signed by applicant)

Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.

☐	Request Beneficiary to issue and deliver their (specify the type of undertaking)
in favor of
for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference)

to expire on . (This date must be at least 15 days prior to the expiry date indicated above). It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of Applicant of the Credit in connection with the Credit, Applicant hereby agrees to remain liable under the Master Agreement and this Application in respect of the Credit (even after its expiry date) until GE Capital is released by such bank or entity.

Each Applicant signing below affirms that it has fully read and agrees to this Application. In consideration of GE Capital’s issuance of the Credit, Applicant agrees to be bound by the Master Agreement for Standby Letters of Credit between Applicant and GE Capital (the “Master Agreement”), the terms of which are incorporated by reference. All actions to be taken by GE Capital hereunder or in connection with any Credit may be taken by First Union National Bank or another bank designated by GE Capital as GE Capital’s agent.

(Note: If a bank, trust company, or other financial institution signs as Applicant for its customer, or if two Applicants jointly apply, both parties should sign below). Documents may be forwarded to you by the Beneficiary, or the negotiating bank, in one mail. You may forward documents to us or our customhouse broker, if specified below, in one mail. We understand and agree that this Credit will be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (“ISP98”).

(Print or type name of Applicant)	(Print or type name of Applicant)

(Address)	(Address)

Authorized Signature (Title)	Authorized Signature (Title)

Authorized Signature (Title)	Authorized Signature (Title)

Customer Contact

GE CAPITAL USE ONLY

(NOTE: Application will NOT be processed if this section is not complete.)

Approved:	City:	Date:
Telephone:
(Print name and title)

GE Capital

EXHIBIT B-2

APPLICATION FOR DOCUMENTARY LETTER OF CREDIT

THIS DOCUMENT MAY ONLY BE USED BY APPLICANTS WHO HAVE ENTERED

INTO A MASTER AGREEMENT FOR DOCUMENTARY LETTERS OF CREDIT

Dear Sir/Madam:

The undersigned hereby requests General Electric Capital Corporation (“GE Capital”) to arrange for GE Capital Trade Services, Ltd. (the “Issuer”), to open (as the undersigned’s agent) the irrevocable Letter of Credit.

Applicant: (Full Name, Address and Tele #):	Beneficiary: (Full Name and Address)
Up to an aggregate currency amount of:	Available by drafts at drawn at the issuer’s option, on the Issuer or it’s correspondent for % of invoice value
Currency:	Presented no later than (Letter of Credit Expiration date)

Evidencing shipment of	(PLEASE MENTION COMMODITY ONLY, OMITTING DETAILS ON PRICE, GRADE, QUALITY, ETC.)

DOCUMENTS REQUIRED (indicate # originals and copies)

Commercial Invoice:	US Special Customs Form #5515:
Insurance Policy/Certificate/Address (Insurance to be effected by the undersigned if “Insurance Policy/Certificate” is not completed:	Packing List:
Certificate Of Origin:
Other Documents (use a separate page (“3”) if needed noting here “see attached”):

SHIPPING DOCUMENTS/TERMS:
Air Way Bill consigned to First Union National Bank

_______________________________________________________________

Full set clean on board ocean Bills of Lading issued or endorsed to the order of First Union National Bank marked “Freight              Collect              Prepaid Latest Shipping Date

Notify Party:

Shipment From                                                                                                To

__________________________________________________

Partial shipments              are              are not permitted. Transhipments              are              are not permitted.

Indicate shipping terms: (FOB, C&F, CIF)                      Container shipments              are              are not permitted

-	Documents must be presented for payment, acceptance or negotiation within days after the date of issuance of the Bill of Lading or other shipping documents (latest date of presentation, 21 days if silent).

-	Unless otherwise stated, all banking charges outside USA are for account of the Beneficiary

-	The negotiating bank, if any, is to be authorized to forward all documents in one registered airmail.

-	The Master Agreement for Documentary Letters of Credit dated as of , 20 between Applicant and GE Capital is incorporated herein by reference.

Name of Applicant:	Applicant Authorized Signature and Title: Date:

GE Capital Unit and Region:	GE Official Signature and Title: Date:

Other Documents:

INITIAL GE CAPITAL        INITIAL APPLICANT AUTHORIZED SIGNATURE